EXHIBIT 16.1


                                                                  Amisano Hanson
                                                           Chartered Accountants


August 24, 2000



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by China Broadband Corp. pursuant to Item 4 of Form 8-K to be filed with the Commission on August 24, 2000. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,



/s/ Amisano Hanson, Chartered Accountants

Suite 604 - 750 West Pender Street, Vancouver, BC, Canada
Telephone:  (604) 689-0188
Facsimile:  (604) 689-9773